EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-5111
FAX (509) 838-5114

Board of Directors
Relay Mines Ltd.
Vancouver, B.C.
Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated April 16, 2001, on the financial statements of Relay Mines Ltd. as of March 31, 2001 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington
April 30, 2001